================================================================================
                                                                     EXHIBIT 4.3





                      SMURFIT-STONE CONTAINER CORPORATION

                                      AND

                             BANKERS TRUST COMPANY,
                                                Trustee


                                   Indenture

                       Dated as of __________ ____, 2000



                7% Convertible Subordinated Exchange Debentures

                             Due February 15, 2012










================================================================================

                             CROSS-REFERENCE TABLE

                                                                              Indenture
TIA Section                                                                    Section
------------                                                                 -----------
(S)310(a)(1)..................................................................   9.10
       (a)(2).................................................................   9.10
       (a)(3).................................................................   N.A.
       (a)(4).................................................................   N.A.
       (b)....................................................................   9.08;9.10
       (c)....................................................................   N.A.
(S)311(a).....................................................................   9.11
       (b)....................................................................   9.11
       (c)....................................................................   N.A.
(S)312(a).....................................................................   2.05
       (b)....................................................................   12.03
       (c)....................................................................   12.03
(S)313(a).....................................................................   9.06
       (b)(1).................................................................   N.A.
       (b)(2).................................................................   9.06
       (c)....................................................................   9.06;11.02
       (d)....................................................................   9.06
(S)314(a).....................................................................   6.02;11.02
       (b)....................................................................   N.A.
       (c)(1).................................................................   12.04(a)
       (c)(2).................................................................   12.04(a)
       (c)(3).................................................................   N.A.
       (d)....................................................................   N.A.
       (e)....................................................................   12.04(b)
       (f)....................................................................   N.A.
(S)315(a).....................................................................   9.01(b)
       (b)....................................................................   9.05;11.02
       (c)....................................................................   9.01(a)
       (d)....................................................................   9.01(c)
       (e)....................................................................   8.11
(S)316(a)(last sentence)......................................................   2.09
       (a)(1)(A)..............................................................   8.05
       (a)(1)(B)..............................................................   8.04
       (a)(2).................................................................   N.A.
       (b)....................................................................   8.07
       (c)....................................................................   12.05
(S)317(a)(1)..................................................................   8.08
       (a)(2).................................................................   8.09
       (b)....................................................................   2.04
(S)318(a).....................................................................   12.01
---------------------------------------
N.A. means Not Applicable
Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this
       Indenture.

                               TABLE OF CONTENTS

                                                                                         PAGE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE....................................    1
 SECTION 1.01.  Definitions.............................................................    1
 SECTION 1.02.  Other Definitions.......................................................    5
 SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.......................    6
 SECTION 1.04.  Rules of Construction...................................................    6

ARTICLE 2 THE SECURITIES................................................................    7
 SECTION 2.01.  Form and Dating.........................................................    7
 SECTION 2.02.  Execution and Authentication............................................    7
 SECTION 2.03.  Registrar, Paying Agent and Conversion Agent............................    9
 SECTION 2.04.  Paying Agent to Hold Money in Trust.....................................    9
 SECTION 2.05.  Securityholder Lists....................................................    9
 SECTION 2.06.  Transfer and Exchange...................................................   10
 SECTION 2.07.  Replacement Securities..................................................   10
 SECTION 2.08.  Outstanding Securities..................................................   10
 SECTION 2.09.  Treasury Securities.....................................................   11
 SECTION 2.10.  Temporary Securities....................................................   11
 SECTION 2.11.  Cancellation............................................................   11
 SECTION 2.12.  Defaulted Interest......................................................   11
 SECTION 2.13.  CUSIP Numbers...........................................................   12

ARTICLE 3 REDEMPTION....................................................................   12
 SECTION 3.01.  Notice to Trustee.......................................................   12
 SECTION 3.02.  Selection of Securities to be Redeemed..................................   12
 SECTION 3.03.  Notice of Redemption....................................................   12
 SECTION 3.04.  Effect of Notice of Redemption..........................................   13
 SECTION 3.05.  Deposit of Redemption Price.............................................   13
 SECTION 3.06.  Securities Redeemed in Part.............................................   13

ARTICLE 4 CONVERSION....................................................................   14
 SECTION 4.01.  Conversion Privilege....................................................   14
 SECTION 4.02.  Conversion Procedure....................................................   14
 SECTION 4.03.  Fractional Shares.......................................................   15
 SECTION 4.04.  Taxes on Conversion.....................................................   15
 SECTION 4.05.  Company to Provide Stock................................................   15
 SECTION 4.06.  Adjustment of Conversion Price..........................................   15
 SECTION 4.07.  No Adjustment...........................................................   17
 SECTION 4.08.  Equivalent Adjustments..................................................   18
 SECTION 4.09.  Adjustments for Tax Purposes............................................   18
 SECTION 4.10.  Notice of Adjustment....................................................   18
 SECTION 4.11.  Notice of Certain Transactions..........................................   18
 SECTION 4.12.  Effect of Reclassifications, Consolidations,
                Mergers or Sales on Conversion Privilege................................   19
 SECTION 4.13.  Trustee's Disclaimer....................................................   19

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                         PAGE
ARTICLE 5 SUBORDINATION.................................................................   20
 SECTION 5.01.  Securities Subordinated to Senior Indebtedness..........................   20
 SECTION 5.02.  Securities Subordinated to Prior Payment of All Senior Indebtedness
                on Dissolution, Liquidation. Reorganization, etc. of the Company........   20
 SECTION 5.03.  Securityholders to be Subrogated to Right of Holders of
                Senior Indebtedness.....................................................   22
 SECTION 5.04.  Obligations of the Company Unconditional................................   22
 SECTION 5.05.  Company Not to Make Payment with Respect to Securities
                in Certain Circumstances................................................   23
 SECTION 5.06.  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.   24
 SECTION 5.07.  Application by Trustee of Monies Deposited with It......................   24
 SECTION 5.08.  Subordination Rights Not Impaired by Acts or Omissions of Company or....
                Holders of Senior Indebtedness..........................................   24
 SECTION 5.09.  Securityholders Authorize Trustee to Effectuate Subordination
                of Securities...........................................................   25
 SECTION 5.10.  Right of Trustee to Hold Senior Indebtedness............................   25
 SECTION 5.11.  Article 5 Not to Prevent Events of Default..............................   25
 SECTION 5.12.  Trustee Not Fiduciary for Holders of Senior Indebtedness................   25

ARTICLE 6 COVENANTS.....................................................................   26
 SECTION 6.01.  Payment of Securities...................................................   26
 SECTION 6.02.  SEC Reports.............................................................   26
 SECTION 6.03.  Waiver of Usury Defense.................................................   27
 SECTION 6.04.  Liquidation.............................................................   27
 SECTION 6.05.  Compliance Certificates.................................................   27
 SECTION 6.06.  Notice of Defaults......................................................   28
 SECTION 6.07.  Payment of Taxes and Other Claims.......................................   28
 SECTION 6.08.  Corporate Existence.....................................................   28
 SECTION 6.09.  Maintenance of Properties...............................................   28
 SECTION 6.10.  Purchase of Securities at Option of the Holder upon Change in Control...   29
 SECTION 6.11.  Effect of Change in Control Purchase Notice.............................   31
 SECTION 6.12.  Deposit of Change in Control Purchase Price.............................   31
 SECTION 6.13.  Securities Purchased in Part............................................   32
 SECTION 6.14.  Compliance with Securities Laws upon Purchase of Securities.............   32
 SECTION 6.15.  Repayment to the Company................................................   32

ARTICLE 7 SUCCESSOR CORPORATION.........................................................   32
 SECTION 7.01.  When Company May Merge, etc.............................................   32
 SECTION 7.02.  Successor Corporation Substituted.......................................   33

ARTICLE 8 DEFAULT AND REMEDIES..........................................................   33
 SECTION 8.01.  Events of Default.......................................................   33
 SECTION 8.02.  Acceleration............................................................   35
 SECTION 8.03.  Other Remedies..........................................................   35
 SECTION 8.04.  Waiver of Defaults and Events of Default................................   36
 SECTION 8.05.  Control by Majority.....................................................   36

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                         PAGE

 SECTION 8.06.  Limitation on Suits.....................................................   36
 SECTION 8.07.  Rights of Holders to Receive Payment....................................   36
 SECTION 8.08.  Collection Suit by Trustee..............................................   37
 SECTION 8.09.  Trustee May File Proofs of Claim........................................   37
 SECTION 8.10.  Priorities..............................................................   37
 SECTION 8.11.  Undertaking for Costs...................................................   38

ARTICLE 9 TRUSTEE.......................................................................   38
 SECTION 9.01.  Duties of Trustee.......................................................   38
 SECTION 9.02.  Rights of Trustee.......................................................   39
 SECTION 9.03.  Individual Rights of Trustee............................................   39
 SECTION 9.04.  Trustee's Disclaimer....................................................   40
 SECTION 9.05.  Notice of Defaults or Events of Default.................................   40
 SECTION 9.06.  Reports by Trustee to Holders...........................................   40
 SECTION 9.07.  Compensation and Indemnity..............................................   40
 SECTION 9.08.  Replacement of Trustee..................................................   41
 SECTION 9.09.  Successor Trustee by Merger, etc........................................   42
 SECTION 9.10.  Eligibility; Disqualification...........................................   42
 SECTION 9.11.  Preferential Collection of Claims Against Company.......................   42

ARTICLE 10 SATISFACTION AND DISCHARGE OF INDENTURE......................................   42
 SECTION 10.01. Termination of Company's Obligations....................................   42
 SECTION 10.02. Application of Trust Money..............................................   43
 SECTION 10.03. Repayment to Company....................................................   43
 SECTION 10.04. Reinstatement...........................................................   43

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................................   44
 SECTION 11.01. Without Consent of Holders..............................................   44
 SECTION 11.02. With Consent of Holders.................................................   44
 SECTION 11.03. Compliance with Trust Indenture Act.....................................   45
 SECTION 11.04. Revocation and Effect of Consents.......................................   45
 SECTION 11.05. Notation On or Exchange of Securities...................................   45
 SECTION 11.06. Trustee to Sign Amendments, etc.........................................   46

ARTICLE 12 MISCELLANEOUS................................................................   46
 SECTION 12.01. Trust Indenture Act Controls............................................   46
 SECTION 12.02. Notices.................................................................   46
 SECTION 12.03. Communications by Holders With Other Holders............................   47
 SECTION 12.04. Certificate and Opinion as to Conditions Precedent......................   47
 SECTION 12.05. Record Date for Vote or Consent of Securityholders......................   48
 SECTION 12.06. Rules by Trustee, Paying Agent, Registrar...............................   48
 SECTION 12.07. Governing Law...........................................................   48
 SECTION 12.08. No Adverse Interpretation of Other Agreements...........................   48
 SECTION 12.09. No Recourse Against Others..............................................   48
 SECTION 12.10. Successors..............................................................   48
 SECTION 12.11. Multiple Counterparts...................................................   48
 SECTION 12.12. Separability............................................................   48
 SECTION 12.13. Table of Contents, Headings, etc........................................   49

     INDENTURE dated as of __________ _____, _____ between SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation (the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee").

     Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 7% Convertible Subordinated Exchange Debentures due February 15, 2012.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

     "Acquiring Person" means any person or group (as defined in Section 13(d)(3) of the Exchange Act) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner of shares of Common Stock having more than 50% of the total number of votes that may be cast for the election of directors of the Company; provided, however, that an Acquiring Person shall not include (i) the Company,
(ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan, (iv) Jefferson Smurfit Group plc and its affiliates, or (v) a group which includes Jefferson Smurfit plc and its affiliates and a majority of the Common Stock held by such group is beneficially owned by Jefferson Smurfit Group plc and its affiliates. Notwithstanding the foregoing, no person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to more than 50% or more of the Common Stock then outstanding; provided, however, that if a person shall become the beneficial owner of more than 50% or more of the Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional shares of Common Stock, then such person shall be deemed to be an "Acquiring Person."

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the date of this Indenture.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Business Day" means a day that is not a Legal Holiday.

     "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

     "Certificate of Designation" means the form of Certificate of Designation of the Series E Cumulative Convertible Exchangeable Preferred Stock.

     "Change in Control" means any event by which (i) an Acquiring Person has become such or (ii) Continuing Directors cease to comprise a majority of the members of the Board of Directors; provided that a Change in Control shall not be deemed to have occurred if either (i) the last sale price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such day or (ii) the consideration, in the transaction giving rise to such Change in Control, to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NASDAQ National Market System, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive trading days commencing with the sixth trading day following consummation of such transaction) is at least 105% of the Conversion Price in effect on the date immediately preceding the closing date of such transaction.

     "Common Stock" means the common stock of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Continuing Director" means any member of the Board of Directors, while such person is a member of such Board of Directors, who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (a) was a member of the Board of Directors prior to the date of this Indenture, or (b) subsequently becomes a member of such Board of Directors and whose nomination for election or election to such Board of Directors is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company distributed when a majority of such Board of Directors consists of Continuing Directors.

     "Conversion Price" means the conversion price stated in paragraph 9 of the Securities, as adjusted pursuant to Article 4 hereof.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at Four Albany Street, New York, New York 10006,

Attention: Corporate Trust and Agency Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

     "Credit Agreements" means the Amended and Restated Credit Agreement, dated as of November 18, 1998, by and among the Company, JSCE, Inc., Jefferson Smurfit Corporation and the financial institutions signatory thereto, as amended, modified, refinanced or extended from time to time.

     "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "Exchange Date" means the date on which the outstanding shares of Series A Preferred Stock are exchanged for the Securities.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Legal Holiday" means a Saturday, a Sunday or a day on which state or Federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Liquidation Preference" means an amount equal to $25.00, plus any amounts that accrete to this amount as a result of the nonpayment of any dividend when due on the Series A Preferred Stock.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See
Section 12.04.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Section 12.04.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

     "Responsible Officer" means when used with respect to the Trustee any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the 7% Convertible Subordinated Exchange Debentures due February 15, 2012 or any of them, as amended or supplemented from time to time, that are issued under this Indenture.

     "Senior Indebtedness" means the principal of and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, penalties, reimbursements or indemnification amounts, fees, expenses or other amounts relating to any indebtedness) on the following, whether presently outstanding or hereafter incurred: (a) all indebtedness of the Company (i) for money borrowed (other than that evidenced by the Securities), (ii) which is evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities, or (iii) for the payment of money relating to a Capitalized Lease Obligation; (b) any liabilities of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; (c) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and (d) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary in this Indenture or the Securities, "Senior Indebtedness" shall not include (w) the principal of, interest on, and other amounts due in respect of the Company's 7% Convertible Subordinated Debentures due February 15, 2012; (x) any indebtedness of the Company to a Subsidiary, or (y) any indebtedness or guarantee of the Company which by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment to the Securities.

     "Series A Preferred Stock" means the Company's 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, $.01 par value.

     "Specified Bank Debt" means (i) all indebtedness and other monetary obligations owing now or hereafter by the Company under the Credit Agreements and the Company's guaranty of any indebtedness or other monetary obligation of any of its Subsidiaries under the Credit Agreements or any credit facilities with the banks signatory to the Credit Agreements (or with banks affiliated with such banks) so long as such facilities are related to the Credit Agreements (the "Guaranteed Related Bank Facilities"); and (ii) indebtedness owing now or hereafter to banks or other financial institutions under credit facilities which may in the future refinance, refund, replace, supplement or succeed (regardless of any gaps in time) the Credit Agreements or the Guaranteed Related Bank Facilities (including extensions and restructurings and the inclusion of additional or different or substitute lenders), so long as (a) the aggregate principal amount outstanding (including available amounts under committed revolving credit or similar working capital facilities, letter of credit facilities and other commitments to provide credit) of such indebtedness is at least equal to the principal of all Securities then outstanding (it being understood that indebtedness described in clause (i) above and issues of indebtedness having a principal amount lower than set forth in clause (b) below shall not be included in this amount), (b) indebtedness outstanding under each particular credit facility has a principal amount outstanding (including available amounts under committed revolving credit or similar working capital facilities, letter of credit facilities and other commitments to provide credit) of at least twenty-five million dollars ($25,000,000) and (c) such indebtedness constitutes Senior Indebtedness.

     "Subsidiary" means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 11.03 hereof.

     "Trading day" means any day on which the New York Stock Exchange is open for trading.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

SECTION 1.02.  Other Definitions.

                                                                           Defined in
Term                                                                         Section
----                                                                         -------

"Bankruptcy Law".......................................................         8.01
"Change in Control Purchase Date"......................................         6.10
"Change in Control Purchase Notice"....................................         6.10
"Change in Control Purchase Price".....................................         6.10
"Conversion Agent".....................................................         2.03
"Conversion Price".....................................................         4.06
"Custodian"............................................................         8.01
"Event of Default".....................................................         8.01
"Exchange Act".........................................................         6.02
"Legal Holiday"........................................................        12.07
"Paying Agent".........................................................         2.03
"Registrar"............................................................         2.03

"Rights"...............................................................         4.06(c)
"U.S. Government Obligations"...........................................       10.01

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  Rules of Construction.

     Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5)  provisions apply to successive events and transactions; and

            (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

     The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.02.  Execution and Authentication.

     Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $115,000,000, plus an amount equal to (1) the aggregate Liquidation Preference of any shares of Series A Preferred Stock issued in satisfaction of any dividend obligation of the Company and (2) the aggregate Liquidation Preference that otherwise accretes to the Series A Preferred Stock (the "Authorized Principal Amount"), upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the Authorized Principal Amount, except as provided in Section 2.07.

     The Trustee's authentication of Securities pursuant to the next preceding paragraph shall be conditioned upon receipt of each of the following in form and substance satisfactory to the Trustee on or prior to the Exchange Date:

            A.  An Officer's Certificate to the effect that:

                (1) All conditions required to be satisfied under the Certificate of Designation for an exchange of the outstanding Series A Preferred Stock for the Securities have been so satisfied on or prior to the Exchange Date;

                (2)  The Indenture is duly qualified under the TIA; and

                (3) No Event of Default (as defined in Section 8.01 hereof) shall have occurred and be continuing.

            B.  An Opinion of Counsel to the effect that:

                (1) The execution and delivery of the Indenture, the issuance of the Securities and the fulfillment of the terms herein and therein contemplated will not conflict with, or constitute a breach of or default under, the charter or by-laws of the Company, or any agreement, indenture, evidence or indebtedness, mortgage, deed or trust of other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, or any law, administrative regulation, rule, judgment, order or decree known to such counsel to be applicable to the Company or any of its properties;

                (2) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (3) All legally required proceedings by the Company in connection with the authorization and issuance of the Securities have been duly taken and all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the Securities have been obtained;

                (4)  The Indenture is duly qualified under the TIA; and

                (5) Securities, when executed and authenticated in accordance with the terms of this Indenture and delivered in exchange for all of the outstanding Series A Preferred Stock, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent. Except for purposes of Article 10, the Company or any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The Agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

     On or prior to each due date of the principal of or interest on any Securities, the Company shall promptly deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to
Section 5.07, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.05.  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall promptly furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.  Transfer and Exchange.

     When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to
Section 2.10, 3.06 or 11.05.

SECTION 2.07.  Replacement Securities.

     If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Security if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including the fees and expenses of the Trustee) in replacing a Security. Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.  Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.  Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and, upon the written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for Cancellation or which have been converted. All cancelled Securities shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company) unless the Company shall direct in writing that the cancelled Securities be returned to it.

SECTION 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, and such term as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

SECTION 2.13.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  REDEMPTION

SECTION 3.01.  Notice to Trustee.

     If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing at least 45 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

     If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee) of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such notice.

SECTION 3.02.  Selection of Securities to be Redeemed.

     If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed pro rata or by lot, as the Trustee in its discretion shall determine. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

           (1)  the redemption date;

           (2) the redemption price plus accrued interest, if any;

           (3) the then current conversion price;

           (4) the name and address of the Paying Agent and the Conversion
Agent;

           (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (6) that the right to convert Securities called for redemption shall terminate at the close of business on the Business Day immediately preceding the redemption date;

           (7) that Holders who wish to convert Securities must satisfy the requirements in paragraph 9 of the Securities;

           (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities;

           (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

          (10) the CUSIP number, if any, of the Securities to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date, subject to the provisions of
Section 4.01, and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.05.  Deposit of Redemption Price.

     On or prior to the redemption date, the Company shall promptly deposit with the Paying Agent by 12:00 noon (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities or otherwise.

SECTION 3.06.  Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                  CONVERSION

SECTION 4.01.  Conversion Privilege.

     A Holder of a Security may convert it into Common Stock of the Company at any time prior to maturity at the conversion price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount converted by the conversion price in effect on the conversion date.

     The initial conversion price is stated in paragraph 9 of the Securities and is subject to adjustment as provided in this Article 4.

     A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

SECTION 4.02.  Conversion Procedure.

     To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all of those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall become the stockholder of record on the conversion date and, as of such date, such person's rights as a Securityholder shall cease.

     No payment or adjustment will be made for accrued interest on a converted Security or for dividends or distribution on shares of Common Stock issued upon conversion of a Security, but if any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted. If the Company defaults in the payment of interest payable on the interest payment date, the Trustee shall repay such funds to the Holder.

     If a Holder converts more than one Security at the same time, the number of whole shares issuable upon the conversion shall be based on the total principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.03.  Fractional Shares.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the current market price of the Common Stock on the trading day prior to the date of conversion.

SECTION 4.04.  Taxes on Conversion.

     The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the Security converted; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

SECTION 4.05.  Company to Provide Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities.

     All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and non-assessable when so issued.

SECTION 4.06.  Adjustment of Conversion Price.
     The conversion price (herein called "Conversion Price") shall be subject to adjustment from time to time as follows:

           (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) making a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common
Stock into greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

           (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitled them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such right or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (d) below) of the Common Stock on such record date, the Conversion Prices shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

           (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (d) below of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustments shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of an applicable to the Rights.

           (d) The current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the day in question. The closing price for each day shall be the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

           (e) In any case in which this Section 4.06 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business days following the filing by the Company with the Trustee of the certificate described in Section 4.10 below) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is do deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 4.07.  No Adjustment.

     No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.07 are not required to be made shall be cumulatively carried forward and taken into account in any subsequent adjustments. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the Conversion Price shall be made for cash dividends.

SECTION 4.08.  Equivalent Adjustments.

     In the event that, as a result of an adjustment made pursuant to Section
4.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article 4.

SECTION 4.09.  Adjustments for Tax Purposes.

     The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b) and (c) of Section 4.06 above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock rights shall not be taxable to the recipients thereof.

SECTION 4.10.  Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 4.11.  Notice of Certain Transactions.

     In the event that:

           (1) the Company takes any action which would require an adjustment in the Conversion Price,

           (2) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Company must approve the transaction, or

           (3) there is a dissolution or liquidation of the Company,

     a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.11.

SECTION 4.12. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection
(c) of Section 4.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

SECTION 4.13.  Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

                                   ARTICLE 5

                                 SUBORDINATION

SECTION 5.01.  Securities Subordinated to Senior Indebtedness.

     The Company, for itself its successors and assigns, covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities, including the payment of the principal thereof and interest thereon, shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Article 5, to the prior payment in full of all Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities. In addition, all Securities of this issue rank as to payment of principal and interest equally and ratably, without priority one over the other. The provisions of this Article 5 are made for the benefit of all holders of Senior Indebtedness and any such holder may proceed to enforce such provisions.

     Notwithstanding anything contained in this Indenture or the Securities to the contrary, all the provisions of this Indenture and the Securities shall be subject to the provisions of this Article 5, so far as they may be applicable thereto.

SECTION 5.02. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation. Reorganization, etc. of the Company.

     Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the asset and liabilities of the Company, or otherwise), then in such event:

     (a) all Senior Indebtedness shall first be paid in full (including principal thereof and interest thereon) in cash, or have provisions made for such payment, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Securities.

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan or reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5 with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this
Article 5, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing provisions of this
Section 5.02, any payment or distribution of assets of the Company of any kind or character, whether in cash property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5 with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution (subject to the provisions of Sections
5.06 and 5.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

     The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

     Upon any distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Sections 9.01 and 9.02, and the Holders shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

SECTION 5.03. Securityholders to be Subrogated to Right of Holders of Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company which by its terms is not superior in right of payment to the Securities and ranks on a parity with the Securities) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness on the other hand.

SECTION 5.04.  Obligations of the Company Unconditional.

     Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this
Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities, shall, except during the pendency of any dissolution, winding-up, liquidation or reorganization of the

Company, affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 5.05) payment of principal of or interest on the Securities.

SECTION 5.05. Company Not to Make Payment with Respect to Securities in Certain Circumstances.

      (a) Upon the happening of a default in payment of the principal of or interest on any Senior Indebtedness, as such default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Securities.

     (b) During the continuance of any default with respect to any Senior Indebtedness, as such default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued, which, after the giving of notice or the passage of time, or both, would constitute an event of default which would permit the holder or holders of such Senior Indebtedness to accelerate the maturity thereof (other than default of the type specified in Section 5.05(a) above), and after written notice of such default has been given to the Company and the Trustee by the holder or holders of such Senior Indebtedness or their representative or representatives, or upon written notice thereof given to the Company by the holder or holders of such Senior Indebtedness or their representative or representatives and given to the Trustee by the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, or provision shall have been made for the payment, in a manner satisfactory to the holder or holders of such Senior Indebtedness, of all principal of and interest on such Senior Indebtedness which would be due in the event of the acceleration of the maturity thereof, no payment shall be made by the Company with respect to the principal of or interest on the Securities.

     (c) In the event that, notwithstanding the foregoing provisions of this
Section 5.05, any payment on account of principal of or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default under any Senior Indebtedness of the type specified in Section 3.05(a) above, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, or provision made therefor or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 5.06 and 5.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives of the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior

Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 5.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of
              Notice.

     The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their representative or representatives; and, prior to the receipt of any such notice, the Trustee subject to the provisions of Sections 9.01 and 9.02, shall be entitled to assume conclusively that no such facts exist.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 5.07.  Application by Trustee of Monies Deposited with It.

     Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 6.04 and 10.01 shall be for the sole benefit of Securityholders and shall not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 5.01, 5.02, 5.03 and 5.05; except that, if two Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in Section 5.06, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 5.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

     No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

SECTION 5.09. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

     Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Holder of any Security by his acceptance thereof, irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for such purpose.

SECTION 5.10.  Right of Trustee to Hold Senior Indebtedness.

     The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 5.11.  Article 5 Not to Prevent Events of Default.

     The failure to make a payment on account of the principal of or interest on the Securities by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

SECTION 5.12.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the Holders of Senior Indebtedness and shall not be liable to any such Holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any Holders of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless a Responsible Officer of the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 12.02. With respect to the Holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to Holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 6

                                   COVENANTS

SECTION 6.01.  Payment of Securities.

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds by 12:00 noon New York City time on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities per annum; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 6.02.  SEC Reports.

     The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities.

     If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA (S) 314(a).

SECTION 6.03.  Waiver of Usury Defense.

     The Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 6.04.  Liquidation.

     The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 of this Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of the principal and interest. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder, or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately such preceding acquisition) equal to not less than the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.04. Notwithstanding the foregoing, the provisions of this Section 6.04 shall be subject to Article 5 hereof.

SECTION 6.05.  Compliance Certificates.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signers know of any default or Event of Default. If they do know of such a default or Event of Default, the Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Certificate shall comply with Section 12.04 hereof. One of the signers of the Officers' Certificate shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

SECTION 6.06.  Notice of Defaults.

     In the event that indebtedness of the Company in an aggregate amount in excess of $10,000,000 is declared due and payable before its maturity because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such declaration or of the occurrence of any event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

SECTION 6.07.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 6.08.  Corporate Existence.

     Subject to Section 6.04 and Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.09.  Maintenance of Properties.

     Subject to Section 6.04, the Company will cause all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Securities are outstanding; provided, however, that nothing in this
Section 6.09 shall prevent the Company
from discontinuing the maintenance of any such properties if, in the judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.10. Purchase of Securities at Option of the Holder upon Change in Control.

     (a) If at any time that Securities remain outstanding there shall have occurred a Change in Control, Securities shall be purchased by the Company at the option of the Holder thereof, at a purchase price (the "Change in Control Purchase Price") equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date (as hereinafter defined), as of the date that is 40 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 6.10(c) and the condition precedent set forth in the next succeeding sentence. It shall be a condition precedent to such right of any Holder to require the repurchase of Securities that prior thereto, and prior to the Company giving notice to Holders provided in Section 6.10(b), the Company shall have (i) repaid in full in cash all Specified Bank Debt or (ii) obtained the requisite consent of holders of Specified Bank Debt to permit the repurchase of Securities (treating such repurchase as a transaction requiring such consent).

     (b) Within 20 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation (which shall be The Wall Street Journal unless it is not then so circulated). The notice shall include the form of a Change in Control Purchase Notice (as defined below) to be completed by the Holder and shall state:

              (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

              (2) the date by which the Change in Control Purchase Notice pursuant to this Section 6.10 must be given;

              (3)  the Change in Control Purchase Date;

              (4)  the Change in Control Purchase Price;

              (5)  briefly, the conversion rights of the Securities;

              (6) the name and address of the Paying Agent and the Conversion Agent;

              (7)  the Conversion Price and any adjustments thereto;

              (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

              (9) the procedures that the Holder must follow to exercise rights under this Section 6.10;

              (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

              (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

     (c) A Holder may exercise its rights specified in Section 6.10(a) upon delivery of a written notice of the exercise of such rights (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

              (1) the certificate number of each Security that the Holder will deliver to be purchased;

              (2) the portion of the principal amount of each Security that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

              (3) that such Security shall be purchased pursuant to the terms and conditions specified in this Indenture.

     The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
6.10 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 6.10, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 6.10 through
6.15 also apply to the purchase of such portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 6.10(c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.11.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

SECTION 6.11.  Effect of Change in Control Purchase Notice.

     Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 6.10(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 6.10(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.10(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

     A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date to which it relates, specifying:

              (1) the certificate number of each Security in respect of which such notice of withdrawal is being submitted,

              (2) the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted, and

              (3) the principal amount, if any, of such Security that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

     There shall be no purchase of any Securities pursuant to Section 6.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities).

SECTION 6.12.  Deposit of Change in Control Purchase Price.

     On or before the Business Day following a Change in Control Purchase Date, the Company shall deposit by 12:00 noon with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security on the Business Day following the Change in Control Purchase Date, then, on and after the Change in Control Purchase Date, such Security will cease to be outstanding and interest on such Security will cease to accrue and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such security).

SECTION 6.13.  Securities Purchased in Part.

     Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 6.14.  Compliance with Securities Laws upon Purchase of Securities.

     In connection with any offer to purchase or purchase of Securities under
Section 6.10 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act,
(ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 6.10 through 6.13, to be exercised in the time and in the manner specified therein.

SECTION 6.15.  Repayment to the Company.

     Subject to the provisions of Section 5.07 to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.12 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Change in Control Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                   ARTICLE 7

                             SUCCESSOR CORPORATION

SECTION 7.01.  When Company May Merge, etc.

     The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person unless:

              (a) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia, such person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture (in which case all such obligations of the Company shall terminate); and

              (b) immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no default or Event of Default shall have occurred and be continuing.

     The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.04 and shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 8

                              DEFAULT AND REMEDIES

SECTION 8.01.  Events of Default.

     An "Event of Default" occurs if:

              (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

              (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

              (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below (it being understood that the Company shall not be in breach of the covenant to offer to repurchase Securities upon the occurrence of a Change in Control as set forth in
     Section 6.10 until the condition precedent set forth in said Section 6.10 with respect to the rights of the holders of Specified Bank Debt shall have been satisfied);

              (4) there shall be a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guarantee of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which default relates to (A) the obligation to pay the principal of or interest on any such indebtedness or guarantee or (B) an obligation other than the obligation to pay the principal of or interest on any such indebtedness and the effect of such default is to cause such indebtedness to become due prior to its stated maturity; provided, however, that no default under this
     Section 8.01(4) shall exist if all such defaults do not relate to such indebtedness or such guarantees with an aggregate principal amount in excess of $10,000,000;

              (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                   (A)  commences a voluntary case or proceeding;

                   (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                   (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                   (D) makes a general assignment for the benefit of its creditors; or

              (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding;

                   (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of any of them; or

                   (C) orders the liquidation of the Company or any Subsidiary;
              and in each case the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default is cured, it ceases.

     Subject to the provisions of Sections 9.01 and 9.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a

Responsible Officer at the principal corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 8.02.  Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 8.01(5) or (6)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 8.01(5) or (6) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due to the Trustee and any predecessor Trustee under Section 9.07 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.02, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 8.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available Remedies are cumulative to the extent permitted by law.

SECTION 8.04.  Waiver of Defaults and Events of Default.

     Subject to Sections 8.07 and 11.02, the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on any Security as specified in clauses (1) and (2) of Section 8.01. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.05.  Control by Majority.

     The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.06.  Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense (including counsel fees and expenses);

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.08.  Collection Suit by Trustee.

     If an Event of Default in the payment of principal or interest specified in
Section 8.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 9.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 8.10.  Priorities.

     If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 9.07;

         Second: to the holders of Senior Indebtedness to the extent required by Article 5;

         Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively, and

         Fourth: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10.

SECTION 8.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to
Section 8.06, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                   ARTICLE 9

                                    TRUSTEE

SECTION 9.01.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

              (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section 9.01;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively proved by a court of competent jursidiction that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 9.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.02.  Rights of Trustee.

     Subject to Section 9.01:

         (a) The Trustee may conclusively rely upon (and shall be fully protected in acting or refraining from acting upon) any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law that shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 9.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

SECTION 9.04.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.05.  Notice of Defaults or Events of Default.

     If a default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of (including payments of sinking fund installments) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 9.06.  Reports by Trustee to Holders.

     Within 60 days after each May 30 beginning with the May 30 following the date of this Indenture, the Trustee shall, if required by TIA (S) 313(a), mail to each Securityholder a brief report dated as of such May 30 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee in writing whenever the securities become listed on any stock exchange.

SECTION 9.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee such compensation for its services as the Company and the Trustee shall from time to time agree to in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, including the compensation and the expenses and disbursements of its agents and counsel.

     The Company shall indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damages, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the

Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

     To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(5) and (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 9.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 9.08.  Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 9.10;

         (2)  the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 9.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10.

SECTION 9.10.  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (1), (2) and (5) of TIA (S) 310 and has a capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article Nine. The Trustee shall be subject to the provisions of TIA (S) 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA (S) 310(b).

SECTION 9.11.  Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA (S) 31l(a), excluding any creditor relationship listed in TIA (S) 311(b). A trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 10

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01.  Termination of Company's Obligations.

     The Company may terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section 10.01 only if at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

     The Company's obligations in paragraph 12 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.01, 9.07, 9.08 and 10.04 and in Article 4 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 12 and in Section 9.07 shall survive.

     After such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

SECTION 10.02.  Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to
Section 10.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 5.

SECTION 10.03.  Repayment to Company.

     Subject to Section 10.01, the Trustee and the Paying Agent shall promptly pay in the Company upon written request any excess money or U.S. Government Obligations held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

SECTION 10.04.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01; provided, however, that if the

Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE 11

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.01.  Without Consent of Holders.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (a)  to comply with Sections 6.04 and 7.01;

     (b) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

     (c) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder.

SECTION 11.02.  With Consent of Holders.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 11.04, without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (4) alter the conversion provisions with respect to any Security in a manner adverse to the holder thereof;

          (5) waive a default in the payment of the principal of or interest on any Security;

          (6)  make any changes in Section 8.04, 8.07 or this sentence;

          (7) modify the provisions of Article 5 hereof in a manner adverse to the holders; or

          (8) make any Security payable in money other than that stated in the Security.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     An amendment under this Section 11.02 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

SECTION 11.03.  Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 11.04.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (7) of Section 11.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 11.05.  Notation On or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the

Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section
9.01 shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 12.02.  Notices.

     Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail return receipt requested, addressed as follows:

     if to the Company:

     Smurfit-Stone Container Corporation
     150 North Michigan Avenue
     Chicago, IL  60601-7568

     Attention: Senior Executive Vice President - Chief Financial and Planning Officer

     If to the Trustee:

     Bankers Trust Company
     Four Albany Street
     New York, NY 10006

     Attention:  Corporate Trust and Agency Services
     Facsimile:  (212) 250-6961
     Telephone:  (800) 735-7777

Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to him at his address shown in the register kept by the Registrar.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.  Communications by Holders With Other Holders.

     Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.05 hereof) shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.05.  Record Date for Vote or Consent of Securityholders.

     The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholder furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 12.07.  Governing Law.

     The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.08.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.

     Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.09.  No Recourse Against Others.

     All liability described in paragraph 18 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 12.10.  Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.11.  Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.12.  Separability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.  Table of Contents, Headings, etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the _____ day of __________, _____.

                                    SMURFIT-STONE CONTAINER
                                    CORPORATION

                                    By
                                      -----------------------------------
                                      Title:

[SEAL]

Attest:
       -----------------------
              Secretary

                                    BANKERS TRUST COMPANY, Trustee

                                    By
                                      -----------------------------------
                                      Title:

[SEAL]

Attest:
       -----------------------
    Title

                                                                       EXHIBIT A
                                                              [FACE OF SECURITY]

Number                                                                    $

                                                                     [CUSIP NO.]

                      SMURFIT-STONE CONTAINER CORPORATION

      7% Convertible Subordinated Exchange Debenture due February 15, 2012

     SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation promises to pay
to or registered assigns the principal sum of             Dollars on February
15, 2012.

Interest Payment Dates:          February 15, May 15, August 15 and November 15

Record Dates:                    February 1, May 1, August 1 and November 1

     Additional provisions of this Debenture are set forth on the other side of this Debenture.

                                    SMURFIT-STONE CONTAINER
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                    By:
                                       -----------------------------------------
                                                                          (Seal)

Dated:



Trustee's Certificate of Authentication:



This is one of the Securities referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY, as Trustee


By:
   -------------------------------
 Authorized Signatory

                                                                  [REVERSE SIDE]

                      SMURFIT-STONE CONTAINER CORPORATION

      7% Convertible Subordinated Exchange Debenture due February 15, 2012

1.   Interest.

     Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest quarterly on February 15, May 15, August 15 and November 15 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Debentures under the Indenture (as defined below); provided that, if there is no existing default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months; and provided, further, that, if a Debenture is converted after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, in accordance with Section 9 hereof, the holder of the Debenture so converted will be required to pay to the Company the amount of such dividend at the time of surrender of the Debenture for conversion.

2.   Method of Payment.

     The Company will pay interest on this Debenture (except defaulted interest) to the person who is the registered holder of this Debenture at the close of business on February 1, May 1, August 1 and November 1 next preceding the interest payment date. The holder must surrender this Debenture to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check or wire payable in such money. It may mail an interest check to the holder's registered address.

3.   Paying Agent, Registrar and Conversion Agent.

     Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Debentureholders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.   Indenture, Limitations.

     The Company issued this Debenture under an Indenture dated as of __________ __, _____ (the "Indenture"), between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended by the Trust Indenture

Reform Act of 1990 and as in effect on the date of the Indenture. This Debenture is subject to all such terms, and the holder of this Debenture is referred to the Indenture and said Act for a statement of them. The Debentures are subordinated unsecured obligations of the Company limited to up to the Authorized Principal Amount amount.

5.   Optional Redemption.

     The Debentures may be redeemed, at the Company's option, in whole or in part at any time and from time to time at the following prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning February 15 of the year indicated below, in each case, together with accrued interest to the date fixed for redemption:

                                  Year                 Percentage
                                  ----                 ----------
                          2000...................        101.4%
                          2001...................        100.7%
                          2002 and thereafter....        100.0%

6.   Mandatory Redemption (Sinking Fund).

     The Company will redeem on the February 15 next succeeding the Exchange Date (but no earlier than February 15, 2002) and on each February 15 thereafter through February 15, 2011, an aggregate principal amount of Debentures equal to 10% of the maximum aggregate principal amount of Debentures issued under the Indenture at a redemption price of 100% of the principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount of Debentures required to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount of any Debentures acquired by the Company and delivered to the Trustee for cancellation or converted or redeemed otherwise than pursuant to this paragraph 6. The Company may so subtract the same Debenture only once.

7.   Notice of Redemption.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

8.   Purchase of Debentures at Option of Holder Upon a Change in Control.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Debentures held by such Holder on the date that is 40 Business Days after the commencement of a Change in Control of the Company at the principal amount thereof together with accrued interest thereon to the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.   Conversion.

     A holder of a Debenture may convert it into shares of Common Stock of the Company at any time prior to maturity, except that if the Debenture is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date. The initial conversion price is $_______ per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the market price (as defined) of the Common Stock on the last trading day prior to the date of conversion.

     To convert a Debenture, a holder must (1) complete and sign the conversion notice set forth below, (2) surrender the Debenture to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. If a holder surrenders a Debenture for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder on such record date. In such event, the Debenture, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Debenture or portion thereof then converted. A holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof.

     A Debenture in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

10.  Subordination.

     The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Senior Indebtedness must be paid before any payment may be made to any holder of this Debenture. Any Debentureholder by accepting this Debenture agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

     In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

11.  Denominations, Transfer, Exchange.

     The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

12.  Persons Deemed Owners.

     The registered holder of a Debenture may be treated as the owner of it for all purposes.

13.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment.

14.  Amendment, Supplement, Waiver.

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of a majority in principal amount of the Debentures then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the Debentures then outstanding. Without the consent of or notice to any Debentureholder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Debentureholder.

15.  Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

16.  Defaults and Remedies.

     An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; certain events of bankruptcy or insolvency of the Company or any of its subsidiaries; and certain defaults on other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Debentures then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid principal of and accrued interest on the Debentures then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Debentureholder, all as and to the extent provided in the Indenture. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.  Trustee Dealings With the Company.

     Bankers Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

18.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Debenture.

19.  Discharge Prior to Maturity.

     If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Debentures to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

20.  Authentication.

     This Debenture shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Debenture.

21.  Abbreviations and Definitions.

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UIG/M/A (= Uniform Gifts to Minors
Act).

     All capitalized terms used in this Debenture and not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.  Indenture to Control.

     In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Debentureholder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Smurfit-Stone Container Corporation, 150 North Michigan Avenue, Chicago, Illinois 60601-7568, Attention: Secretary.

                                ASSIGNMENT FORM

     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
             (insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint---------------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Dated:                        Your Signature
      --------------------                  ------------------------------------
                                                  (Sign exactly as your name
                                                    appears on the other
                                                    side of this Debenture)
*Signature
Guarantee:
          ----------------------------------------------------------------------
                              ELECTION TO CONVERT

To Smurfit-Stone Container Corporation

     The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Shares of SMURFIT-STONE CONTAINER CORPORATION in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:
Portion of Debenture to be converted ($1,000
or an integral multiple thereof): $
                                   ........      ...............................
                                                 Signature (for conversion only)

          in whole                               Please Print Or Typewrite Name
                                                 And Address, Including Zip
                                                 Code, And Social Security Or
                                                 Other Identifying Number

                                                 ...............................

                                                 ...............................

                                                 ...............................


                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Debenture purchased by the Company pursuant to Section 6.10 of the Indenture, check the applicable box:
                                      Portion of Debenture to be Purchased
          in whole                    ($1,000 or an integral multiple
                                      thereof): $
                                                 -------------------------

Date:                         Signature
     ---------------------             -----------------------------------------
                                                (Sign exactly as your name
                                                   appears on the other
                                                  side of this Security)
*Signature Guarantee:
                     -----------------------------------------------------------

Taxpayer Identification Number:
                               -------------------------------------------------

*Guarantor must be a member of the NYSE or a commercial bank located, or having a correspondent bank located, in New York City.